UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): December 28, 2005


                           PAR TECHNOLOGY CORPORATION
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               (Exact Name of Registrant as Specified in Charter)



           Delaware                       1-09720                 16-1434688
-------------------------------      ----------------        -------------------
(State or Other Jurisdiction           (Commission              (IRS Employer
     of Incorporation)                  File Number)         Identification No.)


     PAR Technology Park, 8383 Seneca Turnpike, New Hartford, NY      13413-4991
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         (Address of Principal Executive Offices)                     (Zip Code)


       Registrant's telephone number, including area code: (315) 738-0600
                                                           --------------


                                 Not applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On December 28, 2005, the Board of Directors ("the Board") of PAR Technology Corporation (the "Company") approved and adopted an amendment to the 1995 PAR Technology Corporation Stock Option Plan ( the "1995 Plan") effective immediately. The amendment of the 1995 Plan clarified the rights of holders of stock options granted under the 1995 Plan in the event of a change of control.

     On December 28, 2005, the Board also approved and adopted the PAR Technology Corporation 2005 Equity Incentive Plan (the "2005 Equity Incentive Plan"). The 2005 Equity Incentive Plan, made effective subject to shareholder approval, is a ten year program to provide stock options, stock issuances and other equity interests in the Company to key employees, officers, directors, consultants and advisors of the Company and its subsidiaries, and other persons determined by the Board to have made or are expected to make contributions to the Company. The Board authorized up to 200,000 post split shares for grants under the 2005 Equity Incentive Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PAR TECHNOLOGY CORPORATION



Date:  December 28, 2005                    By:  /s/ Ronald J. Casciano
                                                 -------------------------------
                                                 Ronald J. Casciano
                                                 Vice President, Chief Financial
                                                 Officer and Treasurer